                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[_] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           COMPASS BANCSHARES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                   [LOGO OF COMPASS BANCSHARES APPEARS HERE]



To the Shareholders of
Compass Bancshares, Inc.
                                                                 March 21, 1997

  In connection with the annual meeting of shareholders of Compass Bancshares, Inc., to be held on April 21, 1997, we enclose a Notice of Meeting and Proxy Statement containing information concerning those matters which are to be considered at the meeting.

  Detailed information concerning the Corporation's activities and operations during 1996 is contained in our annual report, which is also enclosed.

  You are cordially invited to attend the annual meeting in person. Please sign and return the form of proxy in the enclosed postage-prepaid envelope so that your shares can be voted in the event you are unable to attend the meeting. You may, of course, vote in person at the meeting, whether or not you submitted a proxy.

                                          Sincerely yours,

                                          /s/ D. Paul Jones, Jr.
                                          ----------------------------------
                                          D. Paul Jones, Jr.
                                          Chairman and Chief Executive Officer

 PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                           COMPASS BANCSHARES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 to be held on

                                April 21, 1997

                               ----------------

  The annual meeting of the shareholders of Compass Bancshares, Inc., will be held at the Corporate Headquarters building, 15 South 20th Street, Birmingham, Alabama, on Monday, April 21, 1997, at 10:00 a.m., for the following purposes:

  1. To elect three (3) directors, each to serve for a term of three (3) years or until their successors are elected and qualified.

  2. To approve the appointment of independent auditors.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on March 17, 1997, are entitled to notice of and to vote at the meeting.

  Shareholders who do not expect to attend the meeting are requested to sign the enclosed proxy and return it immediately in the enclosed envelope in order that their shares may be represented at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Jerry W. Powell
                                          ----------------------------------
                                          Jerry W. Powell
                                          General Counsel and Secretary

Birmingham, Alabama
March 21, 1997

                           COMPASS BANCSHARES, INC.

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 21, 1997

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished to shareholders of Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the annual meeting of shareholders to be held on April 21, 1997, and at any adjournments thereof, for the purpose of (i) electing three (3) directors of the Corporation, (ii) approving the appointment of independent auditors, and
(iii) transacting such other business as may properly come before the meeting. The executive offices of the Corporation are located at 15 South 20th Street, Birmingham, Alabama 35233. This Proxy Statement and the accompanying form of proxy, together with a copy of the Corporation's annual report for 1996, were mailed to shareholders of the Corporation on or about March 21, 1997.

SHAREHOLDERS ENTITLED TO VOTE

  Each holder of record of the Corporation's common stock as of the close of business on March 17, 1997, will be entitled to vote at the shareholders' meeting and at any adjournments thereof. Each shareholder will be entitled to one vote on each proposal for each share of common stock of the Corporation held as of such date. At the close of business on March 17, 1997, there were 41,666,260 shares of the Corporation's common stock issued and outstanding. Notwithstanding the record date specified above, the stock transfer books of the Corporation will not be closed and stock may be transferred subsequent to the record date, although all votes must be cast in the names of the shareholders of record as of the record date.

VOTE REQUIRED

  The matters which may be considered and acted upon by the shareholders at the meeting require approval by the affirmative vote of at least a majority of the votes cast by the shareholders present in person or by proxy and constituting a quorum at the annual meeting.

  A shareholder may abstain or withhold his vote (collectively, "abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will be counted as not voting in favor of the relevant item. Since the election of directors and the approval of the appointment of auditors is determined by the votes cast, abstentions will not affect such election or approval.

  A broker who holds shares in street name has the authority to vote on certain items when he has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a broker nonvote. Under the circumstances where the broker is not permitted to or does not exercise its discretion, assuming proper disclosure to the Corporation of such inability to vote, broker nonvotes will be counted for purposes of determining the existence of a quorum, but also will be counted as not voting in favor of the particular matter. Since each of the matters submitted for shareholder approval is a matter for which a broker may exercise its discretion or is a matter that will be determined by a majority of the votes cast, broker nonvotes, if any, will not have any effect on the outcome of any matter submitted for shareholder approval.

PROXIES

  If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised, but if it is not revoked, the shares represented thereby will be voted by the persons designated in such proxy. Shares represented by the proxies received will be voted in accordance with the instructions therein. In the absence of instructions, proxies will be voted FOR the election as directors of the nominees for directors named herein and the approval of the appointment of KPMG Peat Marwick LLP as independent auditors of the Corporation for the year ending December 31, 1997.

                         HOLDINGS OF VOTING SECURITIES

  The following table contains information concerning the only person known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding common shares as of December 31, 1996:

NAME AND ADDRESS                    NUMBER OF SHARES OWNED PERCENT OF CLASS
----------------                    ---------------------- ----------------
Compass Bancshares, Inc.                  2,761,775             6.64%
Employee Stock Ownership/401(k)
Plan and Trust (the "ESOP/401(k)")
c/o Compass Bank Trust Division
P. O. Box 10566
Birmingham, Alabama 35296

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Board of Directors has nominated the three (3) persons named below for election as Class III directors, each to hold office for a term of three (3) years or until their successors shall have been elected and qualified. It is intended that the persons named in the proxy will vote for the election of these persons. The Board of Directors believes that the nominees will be available and able to serve as directors, but if for any reason any of these persons should not be available or able to serve, the persons named in the proxy may exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Corporation.

  Certain information about the nominees, directors with unexpired terms, and executive officers who are not also directors or nominees is set forth in the following table. Certain directors of the Corporation are also directors of Compass Bank, the Corporation's lead bank subsidiary headquartered in Birmingham, Alabama (sometimes referred to herein as the "Bank"). Executive officers who are not also directors serve at the discretion of the Board of Directors.

                            COMMON STOCK OWNERSHIP

                                                 SHARES
                               DIRECTOR OR    BENEFICIALLY
                            EXECUTIVE OFFICER   OWNED AT
                             OF CORPORATION   DECEMBER 31, PERCENT OF PRINCIPAL OCCUPATION SINCE JANUARY 1,
            NAME                  SINCE           1996     CLASS (1)        1992 AND OTHER INFORMATION
            ----            ----------------- ------------ ---------- -------------------------------------
 NOMINEES FOR ELECTION TO SERVE UNTIL ANNUAL MEETING IN 2000 (CLASS III)
 William Eugene Davenport..       1993             24,140       *            President and Chief
                                                                              Operating Officer,
                                                                              Russell Lands, Inc.
                                                                              (resort land
                                                                              development,
                                                                              residential
                                                                              construction and
                                                                              building supply
                                                                              stores). Age 56.
 Marshall Durbin, Jr.......       1971         574,694(2)     1.4            President of Marshall
                                                                              Durbin & Company, Inc.
                                                                              (poultry processing).
                                                                              Age 65.
 Robert J. Wright..........       1996         147,373(3)       *            President, Medical
                                                                              Cities, Inc.
                                                                              (development and
                                                                              management of health
                                                                              care facilities). Age
                                                                              69.
 DIRECTORS ELECTED OR APPOINTED TO SERVE UNTIL ANNUAL MEETING IN 1998 (CLASS I)
 Charles W. Daniel.........       1982         200,625(4)       *            President, Dantract,
                                                                              Inc. (real estate
                                                                              investments). Age 56.
 D.Paul Jones, Jr..........       1978         525,538(5)     1.3            Chairman of the Board,
                                                                              Chief Executive Officer
                                                                              and President of the
                                                                              Corporation and Compass
                                                                              Bank. Director of
                                                                              Golden Enterprises,
                                                                              Inc. Age 54.
 George W. Hansberry, M.D..       1995          24,623(6)       *            Physician. Age 69.

                                               SHARES
                             DIRECTOR OR    BENEFICIALLY
                          EXECUTIVE OFFICER   OWNED AT
                           OF CORPORATION   DECEMBER 31, PERCENT OF PRINCIPAL OCCUPATION SINCE JANUARY 1,
           NAME                 SINCE           1996     CLASS (1)        1992 AND OTHER INFORMATION
           ----           ----------------- ------------ ---------- -------------------------------------
 DIRECTORS ELECTED OR APPOINTED TO SERVE UNTIL ANNUAL MEETING IN 1999 (CLASS II)
 Jack C. Demetree........       1997         186,795(7)       *            Chairman, Demetree
                                                                            Brothers, Inc.
                                                                            (commercial real
                                                                            estate development).
                                                                            Age 68.
 Tranum Fitzpatrick......       1989         149,424(8)       *            Chairman of Guilford
                                                                            Company, Inc. and
                                                                            President of Guilford
                                                                            Capital and Empire-
                                                                            Rouse, Inc. (real
                                                                            estate investment and
                                                                            development). Age 58.
 John S. Stein...........       1989             49,235       *            President and Chief
                                                                            Executive Officer of
                                                                            Golden Enterprises,
                                                                            Inc. (snack food
                                                                            distribution and
                                                                            sales). Director of
                                                                            Golden Enterprises,
                                                                            Inc. Age 59.
 EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS OR NOMINEES FOR DIRECTOR
 Garrett R. Hegel........       1990          46,446(9)       *            Chief Financial Officer
                                                                            of the Corporation and
                                                                            Compass Bank. Age 46.
 Charles E. McMahen......       1990        112,792(10)       *            Chairman and Chief
                                                                            Executive Officer of
                                                                            Compass Banks of
                                                                            Texas, Inc. Age 57.


 Jerry W. Powell.........       1981         56,504(11)       *            General Counsel and
                                                                            Secretary of the
                                                                            Corporation and
                                                                            Compass Bank. Age 47.
 G. Ray Stone............       1996        159,739(12)       *            Senior Executive Vice
                                                                            President and Chief
                                                                            Credit Policy Officer
                                                                            of Compass Bank. Age
                                                                            53.
 Byrd Williams...........       1992        116,138(13)       *            Group Executive Vice
                                                                            President of Compass
                                                                            Bank. Age 51.
 Directors, nominees and
  executive officers as a
  group (14 persons).....                     2,374,066     5.7

--------
 *Less than 1%
 (1) Percentages are calculated assuming the issuance of 1,113,700 shares subject to options granted under the Corporation's stock option plans described herein.
 (2) Includes 443,653 shares owned by Marshall Durbin Food Corporation, of which Mr. Durbin is Chairman of the Board and President.
 (3) Includes 11,140 shares owned jointly by Mr. Wright and his spouse and 143 shares owned directly by Mr. Wright's spouse.
 (4) Includes 13,884 shares held by Mr. Daniel's wife and sons, the beneficial ownership of which is disclaimed. Does not include 960,048 shares owned by The Daniel Foundation of Alabama, a charitable foundation for which Mr. Daniel serves as a director, the beneficial ownership of which is disclaimed.

 (5) Includes 13,258 shares subject to options exercisable at December 31, 1996, under the Corporation's stock option plans described herein and 16,357 shares allocated to Mr. Jones' ESOP/401(k) account.
 (6) Includes 2,100 shares owned directly by Dr. Hansberry's spouse, and 4,209 shares owned by Dr. Hansberry's adult children, for which Dr. Hansberry has voting power.
 (7) Includes 15,728 shares owned directly by Mr. Demetree's spouse, the beneficial ownership of which is disclaimed.
 (8) Includes 1,800 shares owned directly by Mr. Fitzpatrick's wife, the beneficial ownership of which is disclaimed.
 (9) Includes 18,371 shares subject to options exercisable at December 31, 1996, under the Corporation's stock option plans described herein, 3,050 shares allocated to Mr. Hegel's ESOP/ 401(k) account, and 100 shares owned directly by his child.
(10) Includes 17,104 shares subject to options exercisable at December 31, 1996, under the Corporation's stock option plans described herein and 3,102 shares allocated to Mr. McMahen's ESOP/401(k)account.
(11) Includes 12,725 shares subject to options exercisable at December 31, 1996, under the Corporation's stock option plans described herein and 13,307 shares allocated to Mr. Powell's ESOP/401(k) account,
(12) Includes 15,171 shares subject to options exercisable at December 31, 1996, under the Corporation's stock option plans described herein and 24,306 shares allocated to Mr. Stone's ESOP/401(k) account.
(13) Includes 39,521 shares subject to options exercisable at December 31, 1996, under the Corporation's stock option plans described herein and 17,773 shares allocated to Mr. Williams' ESOP/401(k) account, 1,501 shares owned directly by his spouse, and 1,758 shares held in a revocable trust of which he is the sole beneficiary.

  During 1996, Harry B. Brock, Jr., Stanley M. Brock and Garry Neil Drummond, all of whom were serving as Class III directors, resigned as directors. At the time of his resignation, Harry B. Brock, Jr. submitted a letter dated March 23, 1996 to the Corporation's Board of Directors expressing his belief that the Corporation should be merged with a larger financial institution. The Corporation's Board of Directors filled the resulting vacancies by appointing Messrs. Davenport, Durbin and Wright Class III directors. The Corporation's Board of Directors also appointed Mr. Demetree to serve as a Class II director. The number of directors of the Corporation is nine.

REMUNERATION OF DIRECTORS

  The Corporation pays non-employee directors a monthly retainer of $1,200 and a fee of $1,665 for each board meeting attended. In addition, members of the Corporation's audit committee receive $600 for each audit committee meeting attended. Chairmen of all committees of the Boards of Directors of the Corporation and Compass Bank receive a monthly retainer of $100 per month. The non-employee directors of the Corporation who also serve on the Board of Compass Bank receive $400 per Committee meeting attended if held on a day when no Corporation Board meeting is held and $500 if held on a day when no Compass Bank Board meeting is held. Additional amounts are paid to non-employee directors who serve on the Board and committees of the Board of Compass Bank in accordance with the compensation practices set by the Bank's Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  In 1996 the Board of Directors held four regular quarterly meetings. All incumbent directors of the Corporation attended 75% or more of the meetings of the Board and the committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

  Messrs. Jones, Daniel, Davenport, Durbin, Fitzpatrick, Hansberry, and Stein constitute the standing Executive Committee of the Board of Directors, which has the full authority of the Board of Directors to act on all matters between regularly scheduled Board meetings, except as to certain matters of an extraordinary nature. The results of each Executive Committee meeting are reported to the full Board at the next regularly scheduled Board meeting. The Executive Committee met two times in 1996.

  Messrs. Stein, Hansberry, Davenport and Fitzpatrick constitute the standing Audit Committee of the Board of Directors. This committee, which met four times during 1996, meets with the Corporation's internal auditors and periodically with its independent auditors. The committee's functions include formulating recommendations with respect to engaging and discharging the independent auditors and considering the fees paid to, services performed by and the independence of such auditors. This committee reviews with the internal and independent auditors the plan for and results of the audit of the Corporation, the adequacy of procedures for internal auditing and the adequacy of the system of internal control. The Audit Committee also reviews with the internal auditors and management the results of examinations of the Corporation's subsidiary banks by the various regulatory authorities and considers the results of the loan examinations conducted by the internal auditors of the Corporation.

  Messrs. Durbin, Daniel and Fitzpatrick constitute the standing Compensation Committee of the Board of Directors. These members are non-employee directors and are ineligible to participate in any of the plans or programs administered by the Compensation Committee. The primary function of the committee is to review and approve senior officers' compensation and to administer the Corporation's incentive plans. The Compensation Committee met two times during 1996.

  Messrs. Durbin, Davenport, Wright, and Stein constitute the standing Credit Committee of the Board of Directors. This committee has general supervision over the credit policies of the Corporation and its subsidiaries, establishes the appropriate credit policies for the Corporation and its subsidiaries, and provides appropriate instruction to the officers of the Corporation regarding credit policies and procedures. The Credit Committee met six times during 1996.

  The Board of Directors has no standing nominating committee.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the Corporation file reports of stock ownership and changes in ownership with the Securities and Exchange Commission on Forms 3 (initial statement of ownership), 4 (monthly reports), and 5 (annual reports). Based solely upon a review of copies of such reports or representations that no annual reports on Form 5 for the 1996 fiscal year were required to be filed by officers or directors, the Corporation believes that Section 16(a) filing requirements applicable to its officers and directors were complied with during fiscal year 1996, except that executive officer Garrett R. Hegel did not file timely one Form 4 to report one transaction involving the sale of shares of the Corporation's common stock that occurred on June 7, 1996. On February 14, 1997, an annual report on Form 5 was filed by Mr. Hegel to report his sale of shares of common stock.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The Corporation's 1996 compensation program for executive officers consisted principally of salaries, cash bonuses and compensation pursuant to certain plans which are described below.

SUMMARY COMPENSATION INFORMATION

  The following table sets forth certain information regarding compensation paid by the Corporation and its subsidiaries during the fiscal years 1994, 1995, and 1996 for services rendered to the Corporation and its subsidiaries during such years by the Corporation's chief executive officer and the Corporation's four most highly compensated executive officers other than the chief executive officer who were serving in such capacities at the end of 1996:

                          SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION
                                                                    -------------------------
                                              ANNUAL COMPENSATION            AWARDS
                                            ----------------------- -------------------------
                                                                    RESTRICTED    SECURITIES   ALL OTHER
        NAME AND                                                       STOCK      UNDERLYING  COMPENSATION
   PRINCIPAL POSITION                   YEAR SALARY ($) BONUS ($)(1) AWARDS ($)(2) OPTIONS ($)    ($)(3)
   ------------------                   ---- ---------- ------------ ------------- ----------- ------------
D. Paul Jones, Jr.....................  1996  540,000     337,000       352,458         -0-       25,418(4)
Chairman and Chief Executive Officer    1995  450,000         -0-           -0-         -0-       16,500(4)
of the Corporation and Compass Bank     1994  450,000     318,735           -0-       4,150       22,980(4)

Garrett R. Hegel......................  1996  214,167      93,698       130,113         -0-        8,460(5)
Chief Financial Officer of the          1995  190,000         -0-           -0-       3,846        3,570(5)
Corporation and Compass Bank            1994  178,863      63,344           -0-       4,150        9,067(5)

Charles E. McMahen....................  1996  337,332     147,578       219,051         -0-       16,841(7)
Chairman and Chief Executive            1995  319,991         -0-           -0-       3,846       10,200(7)
Officer of Compass Banks of             1994  309,483     153,445           -0-       4,150       18,764(7)
Texas, Inc. (6)

G. Ray Stone..........................  1996  189,167      98,130       111,996         -0-       13,956(8)
Senior Executive Vice President and     1995  175,000      49,006           -0-       3,846        7,560(8)
Chief Credit Policy                     1994  168,000      69,240           -0-       3,800       13,531(8)
Officer of Compass Bank

Byrd Williams.........................  1996  270,401     118,301       171,288         -0-       17,330(9)
Group Executive Vice President          1995  248,944         -0-           -0-       3,846       10,468(9)
of Compass Bank                         1994  225,000     111,557           -0-       4,150       16,230(9)

--------
(1) The bonus amounts shown in this column were paid based on performance rendered during the years indicated, but the bonuses were paid during the fiscal years immediately following the years indicated.
(2) All of the restricted stock awards granted in 1996 to the executive officers named above will vest on the following schedule: 20% vesting on February 19, 1997, and a like amount vesting on that same date in each of 1998, 1999, 2000 and 2001. Dividends will be paid on the restricted stock prior to vesting. The value of the restricted stock awards shown above reflects the number of shares awarded during the year indicated multiplied by the closing market price of the Corporation's unrestricted common stock on the date of the award. The following table shows the aggregate number and value of all shares of restricted stock held by the persons identified in the table above as of December 31, 1996:

                                                                 NUMBER  MARKET
                                                                   OF   VALUE ON
                                                                 SHARES 12/31/96
                                                                 ------ --------
       D. Paul Jones, Jr........................................ 10,700 $425,325
       Garrett R. Hegel.........................................  3,950  157,013
       Charles E. McMahen.......................................  6,650  264,338
       G. Ray Stone.............................................  3,400  135,150
       Byrd Williams............................................  5,200  206,700

(3) The amounts shown in this column include annual contributions by the Corporation to the ESOP/401(k) accounts of persons named in the table and 30% matching contributions by the Corporation with respect to employee contributions for purchases of Corporation common stock under the Corporation's Monthly Investment Plan. The ESOP/401(k) plan and the Monthly Investment Plan are generally available to employees of the Corporation and its subsidiaries.
(4) Includes contributions by the Corporation under the ESOP/401(k) of $9,218, $3,000 and $9,480 in 1996, 1995 and 1994, respectively, and matching contributions made by the Corporation in connection with purchases of Corporation common stock under the Corporation's Monthly Investment Plan of $16,200, $13,500, and $13,500 for 1996, 1995 and 1994, respectively.
(5) Includes contributions by the Corporation under the ESOP/401(k) of $7,718, $3,000, and $8,534 in 1996, 1995 and 1994, respectively, and matching contributions made by the Corporation in connection with purchases of Corporation common stock under the Corporation's Monthly Investment Plan of $642, $570, and $533 for 1996, 1995 and 1994, respectively.
(6) Compass Banks of Texas, Inc. is a subsidiary of the Corporation and an indirect parent corporation of Compass Bank, Houston, Texas and certain other Texas-based subsidiaries of the Corporation.
(7) Includes contributions by the Corporation under the ESOP/401(k) of $9,218, $3,000, and $9,480 in 1996, 1995 and 1994, respectively, and matching contributions made by the Corporation in connection with purchases of Corporation common stock under the Corporation's Monthly Investment Plan of $7,623, $7,200, and $9,284 for 1996, 1995 and 1994, respectively.
(8) Includes contributions by the Corporation under the ESOP/401(k) of $8,281, $2,310, and $8,491 in 1996, 1995 and 1994, respectively, and matching contributions made by the Corporation in connection with purchases of Corporation common stock under the Corporation's Monthly Investment Plan of $5,675, $5,250, and $5,040 for 1996, 1995 and 1994, respectively.
(9) Includes contributions by the Corporation under the ESOP/401(k) of $9,218, $3,000, and $9,480 in 1996, 1995 and 1994, respectively, and matching contributions made by the Corporation in connection with purchases of Corporation common stock under the Corporation's Monthly Investment Plan of $8,112, $7,468, and $6,750 for 1996, 1995 and 1994, respectively.

COMPENSATION PURSUANT TO PLANS

  The Corporation has certain compensation plans, described below, pursuant to which benefits may be provided to executive officers of the Corporation.

LONG TERM INCENTIVE PLANS

  The Corporation's shareholders approved the 1982, 1989 and 1996 Long Term Incentive Plans (the "Plans"), which provide for the granting of incentive awards in the form of stock options, stock appreciation rights, performance units, restricted stock, supplemental cash and in such other forms as may be deemed appropriate from time to time under the circumstances. The Plans are administered by the Compensation Committee of the Board of Directors, which has the sole discretion, subject to the terms of the Plans, to determine those employees, including executive officers, eligible to receive awards and the amount and type of such awards. The Compensation Committee also has the authority to interpret the Plans, formulate the terms and conditions of award agreements, and make all other determinations required in the administration thereof. Under the 1982 Long Term Incentive Plan, the Compensation Committee was authorized to grant awards of up to 2,475,000 shares of the Corporation's common stock, subject to adjustment for capital structure changes. Under the 1989 Long Term Incentive Plan, the Compensation Committee may grant awards of up to 1,500,000 shares of the Corporation's common stock, subject to adjustment for capital structure changes. Under the 1996 Plan, the Compensation Committee may grant awards of up to 1,900,000 shares of the Corporations's common stock, subject to adjustment for capital structure changes.

  During 1996, the only awards made under the Plans to the officers named in the Summary Compensation Table above were awards of restricted stock.

  The following table reflects certain information concerning exercises of options with respect to the Corporation's common stock during 1996, and the value of unexercised options held as of the end of 1996, by the executive officers of the Corporation named in the Summary Compensation Table above:

                      AGGREGATED OPTION EXERCISES IN 1996
                        AND 1996 YEAR END OPTION VALUES

                                                       NUMBER OF
                                                      SECURITIES     VALUE OF
                                                      UNDERLYING    UNEXERCISED
                                                      UNEXERCISED  IN-THE-MONEY
                                                      OPTIONS AT    OPTIONS AT
                                    SHARES           1996 YEAR END 1996 YEAR END
                                   ACQUIRED               (#)           ($)
                                      ON     VALUE   ------------- -------------
                                   EXERCISE REALIZED EXERCISABLE/  EXERCISABLE/
                                     (#)      ($)    UNEXERCISABLE UNEXERCISABLE
               NAME                -------- -------- ------------- -------------
D. Paul Jones, Jr.................    -0-       -0-    13,258/0      230,932/0
Garrett R. Hegel..................  3,000    74,375    18,371/0      323,251/0
Charles E. McMahen................    -0-       -0-    17,104/0      283,814/0
G. Ray Stone......................    -0-       -0-    15,171/0      249,913/0
Byrd Williams.....................    -0-       -0-    39,521/0      707,814/0


 Change of Control Employment Agreements

  The Corporation has entered into change of control employment agreements (the "Agreements") with each of the individuals named in the Summary Compensation Table and certain additional officers of the Corporation or its subsidiaries. The Agreements are designed to retain such officers and provide for continuity of management in the event of any actual or threatened change in control of the Corporation. The Agreements are effective for three-year periods and are automatically extended annually for additional one-year periods unless notice is given to the contrary. The Agreements are otherwise terminable during their periods of effectiveness only by termination of the executive's employment. Such termination in connection with a change in control of the Corporation (as defined in the Agreements) will entitle an executive to benefits under the Agreements. The Agreements require continued employment of an executive following a change of control on an equivalent basis to employment immediately before such change of control. In the event that during the three-year period following a change of control, the executive terminates the executive's employment for good reason (as defined in the Agreements) or, during the thirty-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment without cause (as defined in the Agreements), the executive will be entitled to receive an immediate lump sum payment in an amount equal to previously earned but unpaid compensation plus an amount equal to a range of between two and three times the sum of such executive's then current salary and annual bonus. In addition, the executive will continue to be eligible, together with the executive's family, to receive benefits under the Corporation's retirement and welfare benefit plans (e.g., medical, group life, etc.) for the remainder of the three-year term, and any stock options then held by the executive pursuant to the Corporation's stock option plans shall remain exercisable in accordance with the terms of any stock option agreements between the Corporation and the executive, notwithstanding any provision in such option agreements to the contrary.

 Pension Plan

  The Corporation has adopted a defined benefit pension plan pursuant to which participants are entitled to an annual benefit on retirement equal to a percentage of the average base compensation (generally defined as direct cash compensation exclusive of bonuses, such as the bonuses shown in the Summary Compensation Table above, and commissions) earned in the five consecutive years of benefit service which produces the highest average. The following table shows the estimated annual benefits payable upon retirement to salaried employees, including executive officers, assuming retirement at normal retirement age 65 on January 1, 1997:

                              PENSION PLAN TABLE

                  ANNUAL RETIREMENT BENEFIT IF AGE 65 IN 1997

HIGHEST                                   10      15      20      25
AVERAGE                                  YEARS   YEARS   YEARS   YEARS  30 YEARS
EARNINGS-                               SERVICE SERVICE SERVICE SERVICE SERVICE
FIVE YEARS                              ------- ------- ------- ------- --------
$100,000............................... $15,134 $22,701 $30,268 $37,835 $ 45,402
 125,000...............................  19,634  29,451  39,268  49,085   58,902
 150,000...............................  24,134  36,201  48,268  60,335   72,402
 200,000*..............................  30,680  47,423  64,166  80,909   97,652
 250,000 or more*......................  35,196  55,164  75,133  94,709  115,070

--------
*  Limited to $235,840 before 1994, $150,000 for 1994 through 1996, and
   $160,000 after 1996.

  The percentage amount of the benefit upon retirement under the pension plan is determined by multiplying the number of years, up to 30, of a participant's service with the Corporation by 1.8%. Benefits are reduced by Social Security payments at the rate of 1.8% of primary Social Security benefits times years of service up to 30 years. The estimated annual retirement benefits shown in the foregoing table have been reduced by estimated Social Security benefits. All employees of the Corporation who are over the age of 21 and have worked 1,000 hours or more in their first 12 months of employment or 1,000 hours or more in any calendar year thereafter are eligible to participate. Under most circumstances employees are vested after five years of service. Benefits are payable monthly commencing on the later of age 65 or the participant's date of retirement. Eligible participants may retire at reduced benefit levels after reaching age 55.

  The current estimated years of credited service for each of the executive officers named in the Summary Compensation Table above are as follows: D. Paul Jones, Jr., 18; Charles E. McMahen, 7; Garrett R. Hegel, 7; G. Ray Stone, 30; and Byrd Williams, 20.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Directors of the Corporation Charles W. Daniel, Marshall Durbin, Jr., and Tranum Fitzpatrick constitute the Compensation Committee of the Corporation's Board of Directors. D. Paul Jones, Jr., Chairman and Chief Executive Officer of the Corporation, is a member of the Board of Directors and serves on the Board Compensation Committee of Golden Enterprises, Inc., of which John S. Stein, a director of the Corporation, is President and Chief Executive Officer.

REPORT OF BOARD COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of the Corporation (the "Committee") is composed entirely of persons who are not also officers of the Corporation or any of its subsidiaries. The Committee is responsible for reviewing and appraising the compensation of senior officers of the Corporation and administering the Corporation's incentive plans. See "ELECTION OF DIRECTORS -- Committees of the Board of Directors."

  The base salaries and incentive bonuses of the executive officers of the Corporation, all of whom, with the exception of Charles E. McMahen, are also executive officers of Compass Bank, are paid by Compass Bank. Mr. McMahen's compensation is paid by Compass Texas Management, Inc., a subsidiary of the Corporation that provides management and administrative services to the Corporation's Texas-based subsidiaries. Management of the Corporation and Compass Bank are compensated primarily through base salaries, incentive bonuses, and equity-based compensation programs that are designed to reward for long-term strategic management and enhancement of shareholder value.

  The Committee establishes the base salary of the chief executive officer of the Corporation and Compass Bank, as well as the base salary of Mr. McMahen, for recommendation to the full Board of Directors. The Board of Directors of Compass Bank approves the base salaries of executive officers other than the chief executive officer and other than Mr. McMahen based on recommendations to the Committee from the Human Resources Division of Compass Bank and the chief executive officer with respect to the salaries of the other executive officers.

  In connection with the Committee's setting of the chief executive officer's base salary, the Human Resources Division of Compass Bank compiles publicly available data concerning the salaries of the chief executive officers of the largest Alabama-based bank holding companies other than the Corporation and financial institutions located outside Alabama that are considered peers of the Corporation based on their relative assets. Such data is presented to the Committee for its consideration at one or more Committee meetings in January or February of each year for salary determinations for the ensuing year. The compensation levels approved by the Committee with respect to the chief executive officer have generally been at or above the median compensation levels of the other companies surveyed. The Committee also undertakes a subjective analysis of the chief executive officer's base salary that is not related to any particular established qualitative or quantitative criteria. Based on such objective information and its subjective analysis, the Committee then determines the chief executive officer's base salary for recommendation to the full Board of Directors.

  The Board of Directors of Compass Bank has historically approved the base salaries recommended to it by the Human Resources Division of Compass Bank and the chief executive officer with respect to each of the other executive officers of the Corporation. Such salary recommendations and approval of such recommendations by the Board of Directors of Compass Bank are generally based primarily on subjective analyses of reasonable base salaries that should be paid to such persons as a result of their respective job performances during the prior fiscal year and the responsibilities of their offices on behalf of the Corporation and Compass Bank. Such base salary determinations are based upon established salary administration guidelines applicable to all employees. Under these salary administration guidelines, each employee is placed in an employment grade depending upon his or her job classification or title, level of responsibility, and years of service. Within each employment grade there is a salary range, as well as recommended levels for salary increases, which are based upon a particular employee's job performance.

  Bonuses paid to the chief executive officer and to other senior management officials of the Corporation and Compass Bank, including, among others, all of the persons named in the Summary Compensation Table above, are based on predetermined performance goals and amounts payable as a percentage of their base salaries depending on the achievement of those goals. The performance criteria for bonuses payable for a given fiscal year are typically approved by the full Board of Directors of Compass Bank at its regular meeting held in the first quarter of each year.

  The chief executive officer's incentive bonus is typically, and was in 1996, based entirely on the achievement of established goals of earnings per share on the Corporation's common stock as determined in accordance with generally accepted accounting principles. For fiscal year 1996, the Corporation's chief executive officer and other of the executive officers were not entitled to any bonus if the Corporation failed to achieve an increase in earnings per share of at least 10% over earnings per share reported for the previous fiscal year. An increase in earnings per share of at least 15% over the previous fiscal year's earnings per share was also required in order for maximum achievable bonuses to be paid to the Corporation's chief executive officer and others. As a result of an increase in earnings per share in 1996 compared to reported earnings for 1995 of approximately 11%, the Corporation's chief executive officer and each of the other named executive officers whose bonus is based solely upon the achievement of earnings per share goals received approximately 63% of their maximum achievable bonuses.

  The chief executive officer's maximum bonus, based solely on earnings per share goals, is typically 100% of base salary. Other executive officers of the Corporation and Compass Bank have incentive bonus plans pursuant to which they receive varying bonuses depending upon the performance of the departments or divisions of the Corporation or Compass Bank with respect to which they have supervisory responsibility, the performance of the Corporation or Compass Bank as a whole, and their respective individual performances. As in the case of the chief executive officer, those bonus plans provide for the payment of bonuses in varying amounts as a percentage of base salaries depending on the achievement of performance goals. The maximum bonus of each of the other named executive officers range from 40% to 70%.

  The 1996 Long Term Incentive Plan and the 1989 Long Term Incentive Plan each provide for grants to the Corporation's officers and key employees of stock options, stock appreciation rights, restricted stock, performance units and supplemental cash payments. The payment of equity-based compensation to these individuals under the Corporation's incentive compensation program is designed to focus their attention on the enhancement of shareholder value.

  During 1996, the Corporation awarded 10,700 shares of restricted stock to Mr. Jones, 3,950 shares of restricted stock to Mr. Hegel, 6,650 shares of restricted stock to Mr. McMahen, 3,400 shares of restricted stock to Mr. Stone, and 5,200 shares of restricted stock to Mr. Williams. The number of shares of restricted stock awarded to these executive officers was determined by the Compensation Committee and approved by the Board of Directors based upon a subjective assessment of executive officers' performances, their respective compensation and organization management level in the organization, and other factors. Twenty percent of the total number of shares of restricted stock awarded to each of these executive officers vested on February 19, 1997, and a like amount will vest on that same date in each of 1998, 1999, 2000 and 2001.

  The Committee has considered the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. In addition, the Committee is aware that some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depends upon the timing of an executive officer's vesting or exercise of previously granted rights, and that interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For those and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under
Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

/s/ Charles W. Daniel                     /s/ Tranum Fitzpatrick
-----------------------------             -----------------------------
Charles W. Daniel                         Tranum Fitzpatrick

/s/ Marshall Durbin, Jr.
-----------------------------
Marshall Durbin, Jr.

CORPORATE PERFORMANCE GRAPH

  The following graph illustrates, for the period commencing December 31, 1991, and ending at year end 1996, the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock as compared with the cumulative total returns of the other companies included within the Standard & Poor's 500 Stock Index and the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ") Bank Stocks Index. The graph reflects shareholder returns measured by dividing (i) the sum of (A) the cumulative amount of dividends paid between year end 1991 and year end 1996, assuming dividend reinvestment, and (B) the difference between the closing price of the Corporation's common stock as reported through the NASDAQ on December 31, 1996, and December 31, 1991, by (ii) the closing price of the Corporation's common stock as reported through NASDAQ on December 31, 1991.


                         [GRAPH APPEARS HERE]

              COMPARISON OF FIVE YEAR CUMULATIVE RETURN
         AMONG COMPASS BANCSHARES, S&P 500 INDEX AND NASDAQ BANK INDEX

Measurement period              COMPASS
(Fiscal Year Covered)          BANCSHARES    S&P 500   NASDAQ BANK
---------------------           --------     --------    --------
Measurement PT -
12/31/91                        $ 100        $ 100       $ 100

FYE 12/31/92                    $ 128        $ 108       $ 146
FYE 12/31/93                    $ 123        $ 118       $ 166
FYE 12/31/94                    $ 128        $ 120       $ 165
FYE 12/31/95                    $ 200        $ 165       $ 246
FYE 12/31/96                    $ 250        $ 203       $ 326


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Some of the executive officers, directors and proposed nominees for director of the Corporation and their affiliates are and have been customers of or had transactions with the Corporation and its subsidiaries in the ordinary course of business. Such transactions include loans made by the Corporation's subsidiary banks, all of which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Additional transactions may be expected to take place with the subsidiary banks in the ordinary course of business in the future.

  Compass Bank is a limited partner of Guilford Affordable Housing Fund I, Ltd., an Alabama limited partnership (the "Partnership"), which was organized in 1992 for the purpose of acquiring limited partnership interests in other affiliated or unaffiliated limited partnerships which own and operate apartment complexes with income eligible for low-income housing tax credits or historic rehabilitation tax credits under the Internal Revenue Code of 1986. The general partner of the Partnership and the owner of a 1% partnership interest is Guilford Capital Corporation, of which Tranum Fitzpatrick, a director of the Corporation, is the president, a director, and a principal shareholder. Mr. Fitzpatrick is also the chairman of the board of Guilford Company, Inc., which provides due diligence functions, compliance audits and certain other services on a contractual basis to the Partnership. Compass Bank has subscribed to purchase $725,000 of units of interest in the Partnership, $290,000 of which was invested during 1992, $159,500 of which was invested during 1993, $36,250 of which was invested during 1994, $108,750 of which was invested during 1995, and $130,500 of which was invested during 1996.

  During 1996, D. Paul Jones, Jr., Chairman and Chief Executive Officer of the Corporation, was indebted to the Corporation in connection with a loan for the purpose of, among other things, financing the exercise of options to acquire shares of common stock of the Corporation. Pursuant to a Demand Note and a Pledge Agreement between Mr. Jones and the Corporation, both dated December 11, 1992, Mr. Jones pledged shares of the Corporation's common stock as collateral for a loan in the original principal amount of $3,450,000, which is due on demand, bearing interest at an annual rate equal to the London Interbank Offering Rate ("LIBOR") plus 1%. The largest aggregate amount of indebtedness outstanding on such loan during 1996 was $3,118,750, and the amount outstanding as of March 5, 1997, was $3,040,750. In addition, during 1996 Mr. Jones was indebted to the Corporation for a loan incurred under a line of credit secured by shares of the Corporation's common stock. The loan is due on demand and bears interest at the rate of Compass Bank Prime. The largest aggregate amount of indebtedness outstanding for such loan during 1996 was $142,199 and the amount outstanding as of March 5, 1997 was $199.

  During 1996, Jerry W. Powell, General Counsel and Secretary of the Corporation, was indebted to the Corporation in connection with a loan for the purpose of, among other things, financing the exercise of options to acquire shares of common stock of the Corporation. Mr. Powell's loan bears interest at the rate of Compass Bank Prime, is payable quarterly with the principal due on demand, and is secured by shares of the Corporation's common stock. The largest amount of indebtedness outstanding on such loan during 1996, and the amount outstanding as of March 5, 1997, was $310,000.

  During 1996, Garrett R. Hegel, Chief Financial Officer of the Corporation, was indebted to the Corporation in connection with a loan for the purpose of, among other things, financing the exercise of options to acquire shares of the Corporation's common stock. Mr. Hegel's loan bears interest at the rate of Compass Bank Prime, is payable quarterly with the principal due on demand, and is secured by shares of the Corporation's common stock. The largest aggregate amount outstanding on such loan during 1996, and the amount outstanding as of March 5, 1997, was $242,000.

                                 PROPOSAL TWO

                             ELECTION OF AUDITORS

  The Board of Directors has, on the advice of its Audit Committee, reappointed KPMG Peat Marwick LLP ("Peat Marwick") as the independent auditors of the Corporation for the year ending December 31, 1997. Although not required to do so, the Board of Directors has traditionally submitted the appointment of independent auditors for approval at the annual meeting of shareholders. Peat Marwick has acted as auditor of the Corporation and its subsidiaries since 1971. A representative of Peat Marwick will be present at the annual meeting, with an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

  During the year ended December 31, 1996, Peat Marwick provided various audit and non-audit services to the Corporation and its subsidiaries. In connection with its service as the Corporation's auditors, Peat Marwick examined the consolidated financial statements of the Corporation and its subsidiaries, reviewed certain filings with the Securities and Exchange Commission and provided consultation and assistance on accounting, tax and related matters as required.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF PEAT MARWICK AS INDEPENDENT AUDITORS.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Any proposal which a shareholder of the Corporation intends to be presented at the annual meeting of shareholders to be held in 1998 must be received by the Corporation on or before November 21, 1997. Only proper proposals which are timely received will be included in the proxy statement and form of proxy.

                                 OTHER MATTERS

  Management does not know of any matters to be brought before the meeting other than as described in this Proxy Statement. Should other matters properly come before the meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Corporation or its subsidiaries personally, by telephone or by facsimile or other electronic means, for which no additional compensation will be paid to those persons engaged in such solicitation. The Corporation will reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in forwarding proxy materials to principals and obtaining their instructions. The Company has retained Morrow & Co., New York, New York, at an approximate total cost of $7,500, plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.

                                          Jerry W. Powell
                                          General Counsel and Secretary

                           COMPASS BANCSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Garrett R. Hegel, Jerry W. Powell, and Byrd Williams, or any one of them, proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote all the shares of common stock of Compass Bancshares,Inc., held of record by the undersigned on March 17, 1997, at the annual meeting of stockholders to be held on April 21, 1997, or at any adjournment(s) or postponement(s) thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTE FOR PROPOSALS 1 AND 2.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD

                (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

1. ELECTION OF DIRECTORS. NOMINEES:      2. APPROVE THE APPOINTMENT OF KPMG
   WILLIAM EUGENE DAVENPORT,                PEAT MARWICK LLP AS THE
   MARSHALL DURBIN, JR., AND                INDEPENDENT AUDITORS OF THE
   ROBERT J. WRIGHT                         CORPORATION.

    FOR [ ]  WITHHELD [ ]                   FOR [ ] AGAINST [ ] ABSTAIN [ ]

   [ ]
      ----------------------------
      FOR ALL NOMINEES EXCEPT
      AS NOTED ABOVE

                                         MARK HERE FOR ADDRESS CHANGE AND NOTE
                                         AT LEFT [ ]

                                         WHEN SIGNING AS ATTORNEY, TRUSTEE OR
                                         GUARDIAN, PLEASE GIVE FULL TITLE AS
                                         SUCH. IF AS CORPORATION, PLEASE SIGN IN
                                         FULL CORPORATE NAME BY PRESIDENT OR
                                         OTHER AUTHORIZED OFFICER. IF A
                                         PARTNERSHIP PLEASE SIGN IN PARTNERSHIP
                                         NAME BY AUTHORIZED PERSON.

                                         PLEASE SIGN EXACTLY AS NAME APPEARS
                                         HEREIN. WHEN SHARES ARE HELD BY JOINT
                                         TENANTS, BOTH SHOULD SIGN. PLEASE MARK,
                                         SIGN, DATE AND RETURN THE PROXY
                                         PROMPTLY USING THE ENCLOSED ENVELOPE.

                                         SIGNATURE:
                                                   -----------------------------

                                         DATE:
                                              ----------------------------------

                                         SIGNATURE:
                                                   -----------------------------

                                         DATE:
                                              ----------------------------------

TO: Compass Bank, as Plan Trustee of the Compass Bancshares, Inc.
Employee Stock Ownership/401(k) Plan

I hereby direct you, as Trustee of the Compass Bancshares, Inc. Employee Stock Ownership/401(k) Plan (the "Plan") to act in accordance with the instructions I have specified on the reverse side hereof in voting each share of Compass Bancshares, Inc. common stock ("Bancshares Stock") allocated to my account under the Plan at the 1997 Annual Meeting of Stockholders of Compass Bancshares, Inc. to be held on April 21, 1997, and at any adjournment thereof. Any previous instructions to the Plan Trustee relating to the 1997 Annual Meeting of Stockholders of Compass Bancshares, Inc. hereby are revoked under the terms of the Plan and subject to the Plan Trustee's responsibilities under ERISA, the Plan Trustee will vote Bancshares Stock allocated to the accounts of Plan participants and beneficiaries ("Participants") in accordance with timely instructions received from such Participants and will not vote Bancshares Stock allocated to Plan Participants if the Plan Trustee does not receive timely instructions from such Participants on or before the date designated below.

IMPORTANT: YOUR INSTRUCTIONS SHOULD BE MAILED IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED. IN ORDER TO COMPLY WITH YOUR INSTRUCTIONS, THIS CARD MUST BE PROPERLY EXECUTED AND MAILED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY SO AS TO BE RECEIVED BEFORE 5:00 P.M. EASTERN TIME ON APRIL 17, 1997. YOUR INSTRUCTIONS WILL BE KEPT CONFIDENTIAL.

DO NOT MAIL THESE INSTRUCTIONS TO COMPASS BANK OR COMPASS BANCSHARES, INC.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

      ITEMS LEFT BLANK WILL NOT BE CONSIDERED INSTRUCTIONS TO THE PLAN TRUSTEE.

1.  Election of Directors of Compass        2.  Approve the appointment of KPMG
    Bancshares, Inc.:                           Peat Marwick, LLP as the
    Nominees: William Eugene Davenport,         independent auditors of
    Marshall Durbin, Jr. and Robert             Compass Bancshares, Inc.
    J. Wright

       FOR [ ]   WITHHELD [ ]                   FOR [ ] AGAINST [ ] ABSTAIN [ ]

     [ ]
        --------------------------------------
        For all nominees except as noted above

                                            MARK HERE FOR ADDRESS CHANGE
                                            AND NOTE AT LEFT [ ]
                                            (Important: Please sign exactly as
                                             name appears hereon.)

                                            Signature:
                                                      --------------------------

                                            Date:
                                                 -------------------------------


                                            Signature:
                                                      --------------------------

                                            Date:
                                                 -------------------------------